Exhibit 99.1

Contact: Lisa Rhodes Ryans (954) 769-4186 ryansl@autonation.com Investor Contact: Derek Fiebig (954) 769-2227 fiebigd@autonation.com

AutoNation Hires Thomas Szlosek as Executive Vice President and Chief Financial Officer

Joe Lower to Transition to New Business Transformation Role

FORT LAUDERDALE, Fla., May 16, 2023 - AutoNation, Inc. (NYSE: AN), America’s most admired automotive retailer, announced Thomas Szlosek as its new Executive Vice President (EVP) and Chief Financial Officer (CFO), effective as of the commencement of his employment with the Company, which is expected to be on or about August 7, 2023. Mr. Szlosek will report to CEO Mike Manley and serve as a member of the senior leadership team, overseeing Accounting, Treasury, Tax, Audit, Business Analysis and Planning, Investor Relations, Finance Operations, Risk Management and Real Estate Services.

“I am excited to welcome a best-in-class Fortune 500 CFO and business leader like Tom to the AutoNation Team. He has delivered outstanding results across multiple industries,” said CEO Mike Manley. “A proven CFO who has helped drive change and innovation, Tom has a great track record not only for being instrumental in helping to drive significant growth in the organizations he has been associated with but also for building and developing deep talent on his teams. His efforts have helped generate significant shareholder returns through disciplined capital deployment to support growth and managing operating performance to strengthen financial returns.”

Mr. Szlosek has served as Executive Vice President and Chief Financial Officer at Avantor Inc. since 2018. Avantor is involved in providing products and services to biopharma, healthcare, education and government, and advanced technologies and applied materials industries. Mr. Szlosek oversees Accounting; Business Support; Financial Planning and Analysis; Treasury; M&A; Investor Relations; Internal Audit; and Tax Functions at Avantor. Prior to Avantor, Mr. Szlosek served in progressive financial leadership roles with five years as Senior Vice President and Chief Financial Officer at Honeywell International, where he executed $8 billion in acquisitions.

“I am excited to join an industry-leading company like AutoNation,” said Mr. Szlosek. “AutoNation's drive to be the best is evidenced in their track record of growth and innovation which has led to numerous record-breaking results.”

Joe Lower will continue as Executive Vice President and Chief Financial Officer of the Company until Mr. Szlosek joins the Company. At that time, he will transition to a newly created role, reporting to Mr. Manley, overseeing all business transformation initiatives for the Company.

“AutoNation continues to be at the forefront of evolving industry and transportation dynamics. We have a clear focus on growth, continuing to achieve scale, scope, and density in our core businesses while we expand our product and service offerings to deepen the relationship with our customers,” said Mr. Lower. “I now have the opportunity to take a leading role in many of our business transformation projects.”

About AutoNation, Inc.
AutoNation, a provider of personalized transportation services, is driven by innovation and transformation. As one of America's most admired companies, AutoNation delivers a peerless Customer experience recognized by data-driven consumer insight leaders, Reputation, and J.D. Power. Through its bold leadership and brand affinity, the AutoNation Brand is synonymous with "DRVPNK" and "What Drives You, Drives Us." AutoNation has a singular focus on personalized transportation services that are easy, transparent, and Customer-centric.

Please visit www.autonation.com, investors.autonation.com, and www.twitter.com/AutoNation, where AutoNation discloses additional information about the Company, its business, and its results of operations. Please also visit www.autonationdrive.com, AutoNation's automotive blog, for information regarding the AutoNation community, the automotive industry, and current automotive news and trends.